Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Nicole Ulmer

Corporate and Investor Relations Officer

717.803.8895

IR@LINKBANCORP.COM

LINKBANCORP, Inc. Announces Third Quarter 2022

Financial Results and Quarterly Dividend

Octoeber 31, 2022 – HARRISBURG, PA -- LINKBANCORP, Inc. (NASDAQ: LNKB) (the “Company”), the parent company of The Gratz Bank, including its LINKBANK division (the “Bank”) reported net income of $1.8 million, or $0.17 per diluted share, for the quarter ended September 30, 2022, compared to net income of $1.6 million, or $0.16 per diluted share, for the quarter ended June 30, 2022.

Additionally, the Company announced that the Board of Directors declared a quarterly cash dividend of $0.075 per share of common stock which is expected to be paid on December 15, 2022 to shareholders of record on November 30, 2022.

Third Quarter 2022 Highlights

•
The Company completed its initial public offering (“IPO”) and its common stock began trading on the Nasdaq Capital Market under the symbol “LNKB.” Net proceeds to the Company were $34.7 million.
•
Net loans grew $72.9 million during the third quarter, representing a 40% annualized growth rate.
•
Total deposits grew $49.3 million during the third quarter, representing a 23% annualized growth rate.
•
Net interest income increased $817 thousand to $8.7 million, a 10.4% increase over the linked quarter with net interest margin expanding 13 basis points to 3.51% for the third quarter of 2022.

Andrew Samuel, Chief Executive Officer, commented, “We are very pleased with not only the strong loan growth achieved by our commercial lending teams during the third quarter, but also the high quality credits represented across all regions. Accompanied by continued growth in core deposits, we have good momentum to finish the year strong and further build operating leverage to progress toward our profitability targets.” He continued, “The additional capital provided by our successful IPO will support the Company’s continuing growth strategy and ensures that LINKBANCORP is well-positioned as we navigate an uncertain economic outlook.”

Income Statement

Net interest income before the provision for loan losses for the third quarter of 2022 increased to $8.7 million compared to $7.9 million in the second quarter of 2022 primarily as a result of average loan growth and the impact of the continued rising interest rate environment. Net interest margin expanded to 3.51% for the third quarter of 2022 as compared to 3.38% for the second quarter of 2022 despite a mild increase in funding costs, as the Bank’s cost of deposits increased 23 basis points from 0.38% for the second quarter of 2022 to 0.61% for the third quarter of 2022. Net interest margin is anticipated to remain relatively stable with modest expansion in the near term.

Noninterest income increased from $696 thousand in the second quarter of 2022 to $1.0 million in the third quarter of 2022, primarily driven by gains on sale of Small Business Administration (“SBA”) loans. Noninterest expense for the third quarter of 2022 increased $803 thousand to $7.0 million compared to $6.2 million for the second quarter of 2022. The increase included a $512 thousand increase in salaries and employee benefits as well as a $163 thousand increase in occupancy expense. The higher salaries and employee benefits were primarily a result of vacant positions filled late in the second quarter, several mid-year promotions, and an increase in incentive compensation accrual due to strong performance for the quarter. Increased occupancy costs related to the relocation of the Company’s operations and corporate center. The Bank has received all required approvals to legally change its name to LINKBANK effective November 4, 2022, thereafter eliminating costs associated with operating under multiple tradenames.

Balance Sheet

Total assets were $1.145 billion at September 30, 2022 compared to $1.060 billion at June 30, 2022 and $932.8 million at December 31, 2021. Deposits and net loans as of September 30, 2022 totaled $951.7 million and $859.4 million, respectively, compared to deposits and net loans of

$902.4 million and $786.5 million, respectively, at June 30, 2022 and $771.7 million and $711.7 million, respectively, at December 31, 2021. The loan growth from June 30, 2022 represents $73.6 million in primarily organic loan growth including the impact of forgiven loans under the SBA Paycheck Protection Program (PPP), which declined $1.6 million to $933 thousand at September 30, 2022. Loan growth was well diversified, with the average commercial loan size originated during the third quarter of approximately $725,000. The $49.3 million increase in deposits from June 30, 2022 included a $37.0 million increase in demand accounts and a $31.3 million increase in money market and savings accounts, offset by declines in time deposits.

Shareholders’ equity increased from $104.8 million at June 30, 2022 to $136.9 million at September 30, 2022 due primarily to IPO proceeds and net income, offset by a $3.5 million increase in accumulated other comprehensive loss as a result of increased unrealized losses on available-for-sale securities due to the increase in market interest rates and dividends declared.

Asset Quality

The provision for loan losses was $515 thousand for the three months ended September 30, 2022, an increase of $120 thousand compared to the prior quarter, related primarily to organic loan growth. The allowance for loan losses measured 0.53% of total loans, or approximately 0.89% of the non-purchased portfolio, at September 30, 2022, compared to 0.49% of total loans, or approximately 0.89% of the non-purchased portfolio, at June 30, 2022. The total of the allowance for loan losses and the credit fair value adjustment made to loans acquired in the GNB Financial merger equaled $10.1 million or approximately 1.17% of the combined portfolio at September 30, 2022. The allowance for loan losses and the related provision reflects the Company’s continued application of the incurred loss method for estimating credit losses. The Company will adopt the current expected credit losses (“CECL”) accounting standard, as required, effective January 1, 2023.

As of September 30, 2022, the Company’s non-performing assets were $2.0 million, representing 0.17% of total assets. Non-performing assets at September 30, 2022 excluded purchased credit impaired loans with a balance of $4.8 million.

Regulatory Capital

The Bank’s regulatory capital ratios are in excess of regulatory minimums to be considered “well capitalized” as of September 30, 2022 and are expected to be further strengthened during the fourth quarter, reflecting an additional $20 million in capital contributed to the Bank in October 2022 from the net proceeds of the Company’s IPO.

ABOUT LINKBANCORP, Inc.

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking. Its subsidiary bank, The Gratz Bank, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Central and Southeastern Pennsylvania through 10 client solutions centers of The Gratz Bank and LINKBANK, a division of The Gratz Bank. LINKBANCORP, Inc. common stock is traded on the Nasdaq Capital Market under the symbol “LNKB”. For further company information, visit ir.linkbancorp.com.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties associated with newly developed or acquired operations; changes in general economic trends, including inflation and changes in interest rates; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries and, in particular, declines in real estate values; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and the effects of the COVID-19 pandemic and actions taken by governments, businesses and individuals in response. The Company does not undertake, and specifically disclaims, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

LINKBANCORP, Inc. and Subsidiaries
Consolidated Balance Sheet (Unaudited)

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
(In Thousands, except share and per share data)
ASSETS
Noninterest-bearing cash equivalents	$8,711	$7,563	$6,425	$8,620	$17,073
Interest-bearing deposits with other institutions	66,085	55,433	102,704	13,970	86,471
Cash and cash equivalents	$74,796	$62,996	$109,129	$22,590	$103,544
Certificates of deposit with other banks	8,358	11,088	12,828	12,828	13,077
Securities available for sale, at fair value	78,698	85,756	93,202	103,783	122,748
Securities held to maturity	32,571	28,816	5,000	—	—
Loans held for sale	—	—	4,074	3,860	—
Loans receivable, gross	863,969	790,406	731,061	714,816	668,398
Allowance for Loan Losses	(4,569)	(3,890)	(3,443)	(3,152)	(3,335)
Loans receivable, net	859,400	786,516	727,618	711,664	665,063
Investments in restricted bank stock	3,327	2,567	3,612	2,685	3,586
Premises and equipment, net	9,087	7,915	5,253	5,289	5,250
Right-of-Use Asset – Premises	8,920	4,513	4,605	4,680	4,748
Bank-owned life insurance	19,127	19,012	18,898	18,787	13,683
Goodwill and other intangible assets	36,955	37,020	37,085	37,152	36,890
Deferred tax asset	6,378	5,777	5,092	4,038	4,382
Accrued interest receivable and other assets	7,256	7,909	9,280	5,407	6,198
TOTAL ASSETS	$1,144,873	$1,059,885	$1,035,676	$932,763	$979,169
LIABILITIES
Deposits:
Demand, noninterest bearing	$184,857	$184,345	$165,228	$129,243	$175,609
Interest bearing	766,853	718,028	696,942	642,422	626,986
Total deposits	951,710	902,373	862,170	771,665	802,595
Other Borrowings	—	1,639	36,117	19,814	33,034
Subordinated Debt	40,526	40,585	20,653	20,696	20,740
Operating Lease Liabilities	8,921	4,513	4,606	4,680	4,748
Accrued interest payable and other liabilities	6,774	6,004	5,790	6,285	8,091
TOTAL LIABILITIES	1,007,931	955,114	929,336	823,140	869,208
SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	149	99	99	99	98
Surplus	117,698	83,070	82,930	82,910	82,771
Retained earnings	27,525	26,491	25,623	24,836	24,785
Accumulated other comprehensive (loss) income	(8,430)	(4,889)	(2,312)	1,778	2,307
TOTAL SHAREHOLDERS’ EQUITY	136,942	104,771	106,340	109,623	109,961
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,144,873	$1,059,885	$1,035,676	$932,763	$979,169
Common shares outstanding	14,939,640	9,838,435	9,826,435	9,826,435	9,814,447

LINKBANCORP, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2022	6/30/2022	9/30/2021	9/30/2022	9/30/2021
(In Thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loans receivable, including fees	$9,410	$8,114	$3,267	$25,287	$8,638
Other	1,170	981	636	2,771	1,921
Total interest and dividend income	10,580	9,095	3,903	28,058	10,559
INTEREST EXPENSE
Deposits	1,389	818	504	2,872	1,470
Other Borrowings	82	2	14	106	25
Subordinated Debt	439	422	37	1,080	37
Total interest expense	1,910	1,242	555	4,058	1,532
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	8,670	7,853	3,348	24,000	9,027
Provision for loan losses	515	395	457	1,190	548
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,155	7,458	2,891	22,810	8,479
NONINTEREST INCOME
Service charges on deposit accounts	216	218	177	644	517
Bank-owned life insurance	156	114	54	381	176
Net realized gains on the sales of debt securities, available for sale	—	—	—	13	—
Gain on sale of loans	420	153	53	753	316
Other	249	211	87	658	549
Total noninterest income	1,041	696	371	2,449	1,558
NONINTEREST EXPENSE
Salaries and employee benefits	4,234	3,722	1,151	11,612	3,397
Occupancy	596	433	232	1,503	507
Equipment and data processing	666	595	335	1,858	803
Professional fees	330	307	75	865	264
FDIC insurance	141	138	90	483	150
Bank Shares Tax	201	201	87	585	260
Merger Related Expenses	—	—	3,864	—	3,968
Other	877	846	767	2,481	1,354
Total noninterest expense	7,045	6,242	6,601	19,387	10,703
Income (Loss) before income tax (benefit) expense	2,151	1,912	(3,339)	5,872	(666)
Income tax (benefit) expense	379	306	(542)	970	(167)
NET INCOME (LOSS)	$1,772	$1,606	$(2,797)	$4,902	$(499)

EARNINGS (LOSS) PER SHARE, BASIC	$0.17	$0.16	$(0.45)	$0.49	$(0.08)
EARNINGS (LOSS) PER SHARE, DILUTED	$0.17	$0.16	$(0.45)	$0.48	$(0.08)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING,
BASIC	10,590,079	9,836,984	6,274,250	10,087,341	5,888,008
DILUTED	10,590,079	9,913,477	6,274,250	10,136,457	5,888,008

LINKBANCORP, Inc. and Subsidiaries
Financial Highlights (Unaudited)

	For the Three Months Ended		For the Nine Months Ended
('Dollars In Thousands)	9/30/2022	6/30/2022	9/30/2022	9/30/2021
Operating Highlights
Net Income (Loss)	$1,772	$1,606	$4,902	$(499)
Net Interest Income	8,670	7,853	24,000	9,027
Provision for Loan Losses	515	395	1,190	548
Non-Interest Income	1,041	696	2,449	1,558
Non-Interest Expense	7,045	6,242	19,387	10,703

Selected Operating Ratios
Net Interest Margin	3.51%	3.38%	3.40%	2.73%
Annualized Return on Assets ("ROA")	0.65%	0.63%	0.63%	-0.14%
Adjusted ROA[2]	0.65%	0.63%	0.63%	0.76%
Annualized Return on Equity ("ROE")	6.48%	6.13%	7.68%	-1.26%
Adjusted ROE[2]	6.48%	6.13%	7.66%	6.68%
Efficiency Ratio	72.55%	73.01%	73.30%	101.11%
Adjusted Efficiency Ratio[3]	72.55%	73.01%	73.34%	63.63%
Noninterest Income to Avg. Assets	0.38%	0.27%	0.32%	0.45%
Noninterest Expense to Avg. Assets	2.60%	2.42%	2.51%	3.09%

	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Financial Condition Data
Total Assets	$1,144,873	$1,059,885	$1,035,676	$932,763
Loans Receivable, Net	859,400	786,516	727,618	711,664

Noninterest-bearing Deposits	184,857	184,345	165,228	129,243
Interest-bearing Deposits	766,853	718,028	696,942	642,422
Total Deposits	951,710	902,373	862,170	771,665

Selected Balance Sheet Ratios
Total Capital Ratio[1]	11.55%	12.42%	11.14%	11.50%
Tier 1 Capital Ratio[1]	11.04%	11.94%	10.67%	11.02%
Common Equity Tier 1 Capital Ratio[1]	11.04%	11.94%	10.67%	11.02%
Leverage Ratio[1]	9.74%	10.10%	8.71%	8.85%
Tangible Common Equity to Tangible Assets[4]	9.02%	6.62%	6.94%	8.09%
Tangible Book Value per Share[5]	$6.69	$6.89	$7.05	$7.38

Asset Quality Data
Non-performing Assets	$1,979	$1,494	$1,246	$1,396
Non-performing Assets to Total Assets	0.17%	0.14%	0.12%	0.15%
Non-performing Loans to Total Loans	0.23%	0.19%	0.17%	0.20%
Allowance for Loan Losses ("AFLL")	$4,569	$3,890	$3,443	$3,152
AFLL to Total Loans	0.53%	0.49%	0.47%	0.44%
AFLL to Nonperforming Assets	230.87%	260.37%	276.32%	225.79%

(1) - These capital ratios have been calculated using bank-level capital
(2) - This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(3) - The efficiency ratio, as adjusted represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses from securities sales and merger related expenses. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(4) - We calculate tangible common equity as total shareholders' equity less goodwill and other intangibles, and we calculate tangible assets as total assets less goodwill and other intangibles. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(5) - We calculate tangible book value per common share as total shareholders' equity less goodwill and other intangibles, divided by the outstanding number of shares of our common stock at the end of the relevant period. Tangible book value per common share is a non-GAAP financial measure, and, as we calculate tangible book value per common share, the most directly comparable GAAP financial measure is book value per common share. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Quarter-To-Date (Unaudited)

	For the Three Months Ended September 30,
	2022			2021
(Dollars in thousands)	Avg Bal	Interest	Yield/Rate	Avg Bal	Interest	Yield/Rate
Interest Earning Cash	$30,630	$157	2.03%	$53,214	$134	1.00%
Securities
Taxable (1)	86,330	745	3.42%	72,386	202	1.11%
Tax-Exempt	39,258	339	3.43%	48,298	380	3.12%
Total Securities	125,588	1,084	3.42%	120,684	582	1.91%
Total Cash Equiv. and Investments	156,218	1,241	3.15%	173,898	716	1.63%
Total Loans	824,309	9,410	4.53%	313,636	3,267	4.13%
Total Earning Assets	980,527	10,651	4.31%	487,534	3,983	3.24%
Other Assets	93,116			30,471
Total Assets	$1,073,643			$518,005
Interest bearing demand	$278,637	$400	0.57%	$168,662	$264	0.62%
Money market demand	244,107	568	0.92%	96,450	37	0.15%
Time deposits	205,792	421	0.81%	71,219	203	1.13%
Total Borrowings	52,562	521	3.93%	8,172	51	2.48%
Total Interest-Bearing Liabilities	781,098	1,910	0.97%	344,503	555	0.64%
Non Int Bearing Deposits	170,863			90,429
Total Cost of Funds	$951,961	$1,910	0.80%	$434,932	$555	0.51%
Other Liabilities	13,243			4,459
Total Liabilities	$965,204			$439,391
Shareholders' Equity	$108,439			$78,614
Total Liabilities & Shareholders' Equity	$1,073,643			$518,005
Net Interest Income/Spread (FTE)		8,741	3.34%		3,428	2.60%
Tax-Equivalent Basis Adjustment		(71)			(80)
Net Interest Income		$8,670			$3,348
Net Interest Margin			3.51%			2.72%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Year-To-Date (Unaudited)

	For the Nine Months Ended September 30,
	2022			2021
(Dollars in thousands)	Avg Bal	Interest	Yield/Rate	Avg Bal	Interest	Yield/Rate
Interest Earning Cash	$50,254	$306	0.81%	$51,665	$366	0.95%
Securities
Taxable (1)	86,590	1,608	2.48%	81,654	649	1.06%
Tax-Exempt	41,438	1,085	3.50%	46,548	1,147	3.29%
Total Securities	128,028	2,693	2.81%	128,202	1,796	1.87%
Total Cash Equiv. and Investments	178,282	2,999	2.25%	179,867	2,162	1.61%
Total Loans	765,267	25,287	4.42%	262,051	8,638	4.41%
Total Earning Assets	943,549	28,286	4.01%	441,918	10,800	3.27%
Other Assets	90,970			21,729
Total Assets	$1,034,519			$463,647
Interest bearing demand	$269,282	$905	0.45%	$162,587	$800	0.66%
Money market demand	228,105	945	0.55%	79,637	73	0.12%
Time deposits	203,947	1,022	0.67%	83,495	597	0.96%
Total Borrowings	84,382	1,186	1.88%	2,236	62	3.71%
Total Interest-Bearing Liabilities	785,716	4,058	0.69%	327,955	1,532	0.62%
Non Int Bearing Deposits	151,941			78,770
Total Cost of Funds	$937,657	$4,058	0.58%	$406,725	$1,532	0.50%
Other Liabilities	11,517			4,151
Total Liabilities	$949,174			$410,876
Shareholders' Equity	$85,345			$52,771
Total Liabilities & Shareholders' Equity	$1,034,519			$463,647
Net Interest Income/Spread (FTE)		24,228	3.32%		9,268	2.65%
Tax-Equivalent Basis Adjustment		(228)			(241)
Net Interest Income		$24,000			$9,027
Net Interest Margin			3.40%			2.73%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.

LINKBANCORP, Inc. and Subsidiaries
Loans Receivable Detail (Unaudited)

(In Thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Agriculture loans	$13,977	$7,710	$8,111	$9,341	$8,873
Commercial loans	97,542	88,452	94,114	98,604	83,742
Paycheck Protection Program ("PPP") loans	933	2,527	10,586	23,774	39,794
Commercial real estate loans	482,367	435,588	353,559	338,749	309,079
Residential real estate loans	251,832	241,401	252,158	231,302	216,524
Consumer and other loans	11,929	8,689	6,359	7,087	4,309
Municipal loans	5,404	5,814	6,193	6,182	6,351
	863,984	790,181	731,080	715,039	668,672
Deferred costs (fees)	(15)	225	(19)	(223)	(274)
Total loans receivable	$863,969	$790,406	$731,061	$714,816	$668,398

LINKBANCORP, Inc. and Subsidiaries
Investments in Securities Detail (Unaudited)

	September 30, 2022
(In Thousands)	Amortized Cost	Net Unrealized Losses	Fair Value
Available for Sale:
Small Business Administration loan pools	$914	$(13)	$901
Obligations of state and political subdivisions	44,352	(6,005)	38,347
Mortgage-backed securities in government-sponsored entities	44,102	(4,652)	39,450
	$89,368	$(10,670)	$78,698
Held to Maturity:
Corporate debentures	$14,993	$(883)	$14,110
Structured mortgage-backed securities	17,578	(773)	16,805
	$32,571	$(1,656)	$30,915

LINKBANCORP, Inc. and Subsidiaries
Deposits Detail (Unaudited)

(In Thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Demand, noninterest-bearing	$184,857	$184,345	$165,228	$129,243	$175,609
Demand, interest-bearing	305,934	269,493	269,222	256,258	217,857
Money market and savings	266,743	235,411	224,673	205,843	207,460
Time deposits, $250 and over	39,123	55,507	55,514	56,266	55,844
Time deposits, other	155,053	157,617	147,533	124,055	145,825
	$951,710	$902,373	$862,170	$771,665	$802,595

Non-GAAP Financial Measure Reconciliation

This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these non-GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of non-GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-GAAP measures are not formally defined under GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to GAAP financial measures, our management believes these non-GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-GAAP measures. See the tables below for a reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures.

Adjusted Return on Average Assets
	For the Three Months Ended		For the Nine Months Ended
(Dollars in thousands)	9/30/2022	6/30/2022	9/30/2022	9/30/2021
Net income (loss)	$1,772	$1,606	$4,902	$(499)
Average assets	1,073,643	1,021,561	1,034,519	463,647
Return on average assets (annualized)	0.65%	0.63%	0.63%	-0.14%
Net income (loss)	1,772	1,606	4,902	(499)
Net gains on sale of securities	-	-	(13)	-
Tax effect at 21%	-	-	3	-
Merger Expenses	-	-	-	3,968
Tax effect at 21%	-	-	-	(833)
Adjusted Net Income	1,772	1,606	4,892	2,636
Average assets	1,073,643	1,021,561	1,034,519	463,647
Adjusted return on average assets (annualized)	0.65%	0.63%	0.63%	0.76%

Adjusted Return on Average Shareholders' Equity
	For the Three Months Ended		For the Nine Months Ended
(Dollars in thousands)	9/30/2022	6/30/2022	9/30/2022	9/30/2021
Net income (loss)	$1,772	$1,606	$4,902	$(499)
Average shareholders' equity	108,439	105,060	85,345	52,771
Return on average shareholders' equity (annualized)	6.48%	6.13%	7.68%	-1.26%
Net income (loss)	1,772	1,606	4,902	(499)
Net gains on sale of securities	-	-	(13)	-
Tax effect at 21%	-	-	3	-
Merger Expenses	-	-	-	3,968
Tax effect at 21%	-	-	-	(833)
Adjusted Net Income	1,772	1,606	4,892	2,636
Average shareholders' equity	108,439	105,060	85,345	52,771
Adjusted return on average shareholders' equity (annualized)	6.48%	6.13%	7.66%	6.68%

Adjusted Efficiency Ratio
	For the Three Months Ended		For the Nine Months Ended
(Dollars in thousands)	9/30/2022	6/30/2022	9/30/2022	9/30/2021
GAAP-based efficiency ratio	72.55%	73.01%	73.30%	101.11%
Net interest income	$8,670	$7,853	$24,000	$9,027
Noninterest income	1,041	696	2,449	1,558
Less: net gains on sales of securities	-	-	13	-
Adjusted revenue	9,711	8,549	26,436	10,585
Total noninterest expense	7,045	6,242	19,387	10,703
Less: Merger expenses	-	-	-	3,968
Adjusted non-interest expense	7,045	6,242	19,387	6,735
Efficiency ratio, as adjusted	72.55%	73.01%	73.34%	63.63%

Tangible Common Equity and Tangible Book Value
	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Tangible Common Equity	(Dollars in thousands, except for share data)
Total shareholders’ equity	$136,942	$104,771	$106,340	$109,623
Adjustments:
Goodwill	(35,842)	(35,842)	(35,842)	(35,842)
Other intangible assets	(1,113)	(1,178)	(1,243)	(1,310)
Tangible common equity	$99,987	$67,751	$69,255	$72,471
Common shares outstanding	14,939,640	9,838,435	9,826,435	9,826,435
Book value per common share	$9.17	$10.65	$10.82	$11.16
Tangible book value per common share	$6.69	$6.89	$7.05	$7.38
Tangible Assets
Total assets	$1,144,873	$1,059,885	$1,035,676	$932,763
Adjustments:
Goodwill	(35,842)	(35,842)	(35,842)	(35,842)
Other intangible assets	(1,113)	(1,178)	(1,243)	(1,310)
Tangible assets	$1,107,918	$1,022,865	$998,591	$895,611
Tangible common equity to tangible assets	9.02%	6.62%	6.94%	8.09%